UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
October 1, 2026
Date of Report (Date of earliest event reported)
QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
901 E. Hector Street
Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)
(610) 832-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01.    Entry into a Material Definitive Agreement.
On October 1, 2026, Quaker Chemical Corporation (the “Company”), JPMorgan Chase Bank, N.A. (“JPM”), certain guarantors and other lenders (the “Lenders”) entered into an Amendment (the “Term Loan B Amendment”) to the existing credit agreement among the Company, its wholly-owned subsidiary, Quaker Chemical B.V., as borrowers, Bank of America, N.A., as administrative agent, U.S. dollar swing line lender and letter of credit issuer, and the other lenders party thereto, entered into on August 1, 2019, as previously amended (the “Existing Credit Agreement”; as amended by the Term Loan B Amendment, the “Credit Agreement”).
The Term Loan B Amendment amends the Existing Credit Agreement to, among other things, incur a new class of senior secured U.S. dollar-denominated term B loans under a new, $550 million seven-year term loan B facility (the “Term Loan B Facility”). The proceeds from the Term Loan B Facility will be used to repay in full the U.S. Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement.
JPM is sole and exclusive administrative agent (in such capacity, the “Term Loan B Administrative Agent”) for the Term Loan B Facility. Bank of America, N.A. will continue to act as sole and exclusive administrative agent for the U.S. Term Facility, the Euro Term Facility and the Revolving Credit Facility (collectively, the “Pro Rata Facilities”) and will act as collateral agent and general administrative agent for the Pro Rata Facilities and the Term Loan B Facility. As of the effective date of the Term Loan B Amendment, the aggregate principal balance of U.S. Term Loans is $0.
The Term Loan B Facility bears interest, at the Company’s election, at the Base Rate or Term SOFR plus an Applicable Rate of 1.750% for Term SOFR Loans and 0.750% for Base Rate Loans. The Term Loan B Facility matures on October 1, 2033, and, at that time, all of the debt outstanding thereunder will be due and payable. The Term Loan B Facility provides for quarterly amortization payments equal to 0.25% of the initial aggregate principal amount of the Term B Loans, with the balance due at maturity. The Term Loan B Amendment also requires mandatory prepayments of Term B Loans from excess cash flow, subject to step-downs based on the Company’s Consolidated Net Leverage Ratio (50% if greater than 3.75 to 1.00, 25% if less than or equal to 3.75 to 1.00 but greater than 3.25 to 1.00, and 0% if less than or equal to 3.25 to 1.00), and subject to a $30,000,000 annual threshold below which no excess cash flow prepayment is required. In addition, the Term Loan B Amendment requires mandatory prepayments from 100% of the net cash proceeds of certain asset dispositions (subject to reinvestment rights and de minimis thresholds), 100% of the net cash proceeds from certain debt issuances not permitted under the Term Loan B Amendment, and 100% of certain extraordinary receipts (subject to reinvestment rights and de minimis thresholds). The Company is required to pay a prepayment premium equal to 1.00% of the Term B Loans prepaid or repriced in connection with a Repricing Event occurring within six months of October 1, 2026.
The Company has the right to request incremental term loan tranches or increases to the Revolving Credit Facility or the Term Facility (collectively, “Incremental Facilities”), subject to certain conditions, in an aggregate amount not to exceed the sum of (A) the greater of (i) $331,000,000 and (ii) 100% of Consolidated EBITDA, plus (B) all voluntary prepayments, open market purchases (with credit for any purchases below par given for the cash amount of such purchase) and certain voluntary commitment reductions and (C) an unlimited amount so long as, after giving pro forma effect thereto (and assuming that such Incremental Facility is fully drawn) and any permitted acquisition, refinancing of debt or other event giving rise to a pro forma adjustment, (1) in the case of indebtedness that is secured on a pari passu lien basis with the Senior Credit Facilities, the Consolidated First Lien Net Leverage Ratio shall not exceed 3.50:1.00, (2) in the case of indebtedness that is secured on a junior lien basis with the Senior Credit Facilities, the Consolidated Secured Net Leverage Ratio shall not exceed 4.00:1.00 and (3) in the case of unsecured indebtedness, the Company would be in compliance with the leverage-based financial covenants set forth in the Existing Credit Agreement. The sum of clauses (A) plus (B) plus (C) is defined as the “Incremental Available Amount.” The interest rate margins applicable to any Incremental Facility that is a “term B” facility incurred within six months of October 1, 2026 and secured on a pari passu basis with the Term Loan B Facility are subject to a “most favored nation” provision requiring a step-up of the Applicable Rate for the Term B Loans if the all-in yield on such incremental term B facility exceeds the all-in yield on the Term B Loans by more than 0.50%.
Subject to customary conditions, in lieu of adding Incremental Facilities, the Company has the right to issue or incur Incremental Equivalent Debt in an amount not to exceed the then available Incremental Available Amount, subject to customary conditions regarding guarantees, ranking, security and intercreditor arrangements.
The Term Loan B Facility is guaranteed by certain of the Company’s domestic subsidiaries and is secured by first priority liens on substantially all of the assets of the Company and the subsidiary guarantors, subject to certain customary exclusions.
The Term Loan B Amendment contains customary affirmative and negative covenants, including without limitation restrictions on the incurrence of additional indebtedness, investments and acquisitions, dividends and other restricted payments, and dispositions of assets, in each case subject to exceptions, qualifications and baskets consistent with the Existing Credit Agreement.
The Term Loan B Amendment contains customary events of default, including without limitation defaults for non-payment, breach of representations and warranties, non-performance of covenants, cross-defaults, insolvency, and a change of control. The Term B Facility benefits from a covenant-lite structure under which a breach of the financial maintenance covenants does not constitute an Event of Default with respect to the Term B Facility unless and until all Required Pro Rata Facilities Lenders have declared all Obligations in respect of the Pro Rata Facilities to be immediately due and payable. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the Credit Agreement being terminated.
The Administrative Agents and certain of the Lenders party to the Term Loan B Amendment have provided, and may in the future provide, normal banking, investment banking and/or advisory services for the Company and/or its affiliates from time to time, for which they have received, or may in the future receive, customary fees and expenses.
The Company intends to file the full text of the Term Loan B Amendment as an Exhibit to the Company’s quarterly report for the quarter ended September 30, 2026.
On October 1, 2026, the Company issued a press release announcing the execution of the Amended Credit Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
The following exhibits are included as part of this report:

Exhibit No.	Description
99.1	Press Release of Quaker Chemical Corporation dated October 1, 2026 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Pursuant to Item 601(a)(5) of Regulation S-K, the appendices, exhibits and schedules to Exhibit 10.1 have been omitted from this report and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: October 1, 2026	By:	/s/ ROBERT T. TRAUB
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary
3